DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces First Quarter Fiscal 2023 Financial Results

San Francisco – June 9, 2022 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature solution as part of the DocuSign Agreement Cloud, today announced results for its fiscal quarter ended April 30, 2022.

"We delivered solid first-quarter results, growing revenue by 25% year-over-year and adding nearly 67,000 new customers, bringing our total global customer base to 1.24 million. We also bolstered our leadership team with key new hires who, together with our existing team, are ensuring we’re well-positioned to grow and scale our business,” said Dan Springer, CEO of DocuSign. “With over a billion users worldwide, the proven value of our products, and the significant opportunity we have ahead of us, we’re confident in our ability to successfully navigate the challenges of a dynamic global environment.”

First Quarter Financial Highlights

▪Total revenue was $588.7 million, an increase of 25% year-over-year. Subscription revenue was $569.3 million, an increase of 26% year-over-year. Professional services and other revenue was $19.4 million, an increase of 13% year-over-year.
▪Billings were $613.6 million, an increase of 16% year-over-year.
▪GAAP gross margin was 78% for both periods. Non-GAAP gross margin was 81% for both periods.
▪GAAP net loss per basic and diluted share was $0.14 on 200 million shares outstanding compared to $0.04 on 194 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.38 on 206 million shares outstanding compared to $0.44 on 208 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $196.3 million compared to $135.6 million in the same period last year.
▪Free cash flow was $174.6 million compared to $123.0 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1,063.8 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

•Executive Appointments. DocuSign appointed the following key new leaders:
◦Steve Shute as President of Worldwide Field Operations. Steve brings nearly three decades of experience leading global enterprise sales and success organizations at large technology companies. Prior to joining DocuSign, Steve served as the President of Global Sales & GTM for Customer success at SAP.
◦Jim Shaughnessy as Chief Legal Officer. Jim brings over 20 years of public policy and legal experience at technology companies. Prior to joining DocuSign, Jim spent 10 years at Workday where he served as General Counsel and Senior Advisor for Corporate Affairs.
◦Jennifer Christie as Chief People Officer. Prior to joining DocuSign, Jennifer served as the Chief HR Officer for Twitter and Bolt. She was also the SVP of HR at American Express and served as Special Assistant to the President for personnel.
◦Inhi Cho Suh as President of Product and Technology starting in July 2022, when she will transition off DocuSign’s board of directors. Inhi has spent over 20 years at IBM, successfully traversing senior product and technology leadership roles.
◦Jerome Levadoux as DocuSign's Chief Product Officer. Prior to stepping into the CPO role, Jerome was the Head of eSignature Products for DocuSign.

•DocuSign CLM Essentials. DocuSign introduced CLM Essentials, a fast, easy and affordable way to get started with CLM. CLM Essentials makes contract management accessible to medium sized businesses and departments that are looking for a quick solution to help automate many of the most common agreement processes — such as document generation, collaboration, workflows and repository.

DOCUSIGN, INC.
•DocuSign Agreement Cloud 2022 Product Release 1. DocuSign announced many new product capabilities and enhancements with highlights in the following areas:
◦Scheduled Send for DocuSign eSignature. Gives users the flexibility to schedule an agreement to be sent at a specific date and time. This improves response rates, by delivering agreements at the times optimal for the user.
◦Other Agreement Cloud enhancements such as additional methods for ID Verification and AI-Assisted Data Capture for DocuSign CLM.

•Microsoft Partnership Expansion. On June 7, 2022, DocuSign announced an expansion of its global strategic partnership with Microsoft to offer new DocuSign Agreement Cloud integrations and capabilities across Microsoft's business solutions. As part of the agreement, Microsoft and DocuSign will also expand the use of each other's products within their own organizations. Microsoft will adopt DocuSign's products and services, including DocuSign eSignature and CLM, to streamline select e-signature and contract management workflows.

Outlook

The company currently expects the following guidance:

▪Quarter ending July 31, 2022 (in millions, except percentages):

Total revenue	$600	to	$604
Subscription revenue	$583	to	$587
Billings	$599	to	$609
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Non-GAAP diluted weighted-average shares outstanding	205	to	210

▪Year ending January 31, 2023 (in millions, except percentages):

Total revenue	$2,470	to	$2,482
Subscription revenue	$2,394	to	$2,406
Billings	$2,521	to	$2,541
Non-GAAP gross margin	79%	to	81%
Non-GAAP operating margin	16%	to	18%
Provision for income taxes	$7	to	$11
Non-GAAP diluted weighted-average shares outstanding	205	to	210

The company has not reconciled its guidance of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation has not been provided.

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Webcast Conference Call Information

The company will host a conference call on June 9, 2022 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) June 23, 2022 using the passcode 13728945.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over a million customers and more than a billion users in over 180 countries use the DocuSign Agreement Cloud to accelerate the process of doing business and simplify people's lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2022. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management's beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding our growth, the benefits of the DocuSign Agreement Cloud, and the anticipated benefits of our strategic partnership with Microsoft, including the implementation of new integrations or features and the adoption of certain products. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our expectations regarding the continuing impact of the COVID-19 pandemic, including the easing of related regulations and measures as the pandemic and its related effects begin to abate or have abated, on our business, results of operations, financial condition, and future profitability and growth; our expectations regarding the impact of the evolving COVID-19 pandemic on the businesses of our customers, partners and suppliers, and the economy, as well as the macro- and micro-effects of the pandemic, including the pace of the digital transformation of business and differing levels of demand for our products as our customers’ priorities, resources, financial conditions and economic outlook change; global macro-economic conditions, including the effects of inflation, rising interest rates and market volatility on the global economy; our ability to estimate the size of our total addressable market, and the development of the market for our products, which is new and evolving; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical

DOCUSIGN, INC.
solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, and to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts or related government sanctions; and our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2022 filed on March 25, 2022, our quarterly report on Form 10-Q for the quarter ended April 30, 2022, which we expect to file on June 9, 2022 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023, we determined the projected non-GAAP tax rate to be 20% tax rate.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

DOCUSIGN, INC.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
Revenue:
Subscription	$569,251	$451,935
Professional services and other	19,441	17,143
Total revenue	588,692	469,078
Cost of revenue:
Subscription	105,159	78,071
Professional services and other	27,257	27,171
Total cost of revenue	132,416	105,242
Gross profit	456,276	363,836
Operating expenses:
Sales and marketing	300,697	239,119
Research and development	112,227	85,416
General and administrative	62,578	50,038
Total operating expenses	475,502	374,573
Loss from operations	(19,226)	(10,737)
Interest expense	(1,649)	(1,672)
Interest income and other income (expense), net	(4,650)	6,037
Loss before provision for income taxes	(25,525)	(6,372)
Provision for income taxes	1,848	1,982
Net loss	$(27,373)	$(8,354)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.04)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	199,666	194,342

Stock-based compensation expense included in costs and expenses
Cost of revenue—subscription	$10,613	$6,018
Cost of revenue—professional services and other	5,082	5,535
Sales and marketing	47,431	38,135
Research and development	32,205	20,462
General and administrative	15,392	10,986

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	April 30, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$638,190	$509,059
Investments—current	329,425	293,763
Accounts receivable, net	300,872	440,950
Contract assets—current	13,368	12,588
Prepaid expenses and other current assets	80,669	63,236
Total current assets	1,362,524	1,319,596
Investments—noncurrent	94,751	94,938
Property and equipment, net	183,704	184,664
Operating lease right-of-use assets	116,589	126,021
Goodwill	354,056	355,058
Intangible assets, net	87,277	98,816
Deferred contract acquisition costs—noncurrent	313,760	311,835
Other assets—noncurrent	61,470	50,337
Total assets	$2,574,131	$2,541,265
Liabilities and Equity
Current liabilities
Accounts payable	$26,213	$52,804
Accrued expenses and other current liabilities	92,936	91,377
Accrued compensation	137,724	160,163
Convertible senior notes—current	16	—
Contract liabilities—current	1,049,534	1,029,891
Operating lease liabilities—current	37,293	37,404
Total current liabilities	1,343,716	1,371,639
Convertible senior notes, net—noncurrent	719,616	718,487
Contract liabilities—noncurrent	15,794	16,725
Operating lease liabilities—noncurrent	114,976	126,340
Deferred tax liability—noncurrent	9,079	9,316
Other liabilities—noncurrent	22,001	23,255
Total liabilities	2,225,182	2,265,762
Stockholders’ equity
Common stock	20	20
Treasury stock	(1,648)	(1,532)
Additional paid-in capital	1,835,187	1,720,013
Accumulated other comprehensive loss	(19,048)	(4,809)
Accumulated deficit	(1,465,562)	(1,438,189)
Total stockholders’ equity	348,949	275,503
Total liabilities and stockholders' equity	$2,574,131	$2,541,265

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended April 30,
(in thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(27,373)	$(8,354)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	21,301	20,037
Amortization of deferred contract acquisition and fulfillment costs	43,990	30,933
Amortization of debt discount and transaction costs	1,284	1,319
Non-cash operating lease costs	6,442	6,943
Stock-based compensation expense	110,723	81,637
Deferred income taxes	72	264
Other	4,907	(6,359)
Changes in operating assets and liabilities:
Accounts receivable	140,078	73,205
Contract assets	(808)	1,607
Prepaid expenses and other current assets	(16,351)	(15,670)
Deferred contract acquisition and fulfillment costs	(50,512)	(46,154)
Other assets	(6,651)	(3,167)
Accounts payable	(23,197)	(21,593)
Accrued expenses and other liabilities	5,148	11,080
Accrued compensation	(23,220)	(34,048)
Contract liabilities	18,712	51,648
Operating lease liabilities	(8,259)	(7,731)
Net cash provided by operating activities	196,286	135,597
Cash flows from investing activities:
Purchases of marketable securities	(129,735)	(96,925)
Sales of marketable securities	—	2,002
Maturities of marketable securities	91,055	37,513
Purchases of strategic and other investments	(2,125)	(500)
Purchases of property and equipment	(21,709)	(12,596)
Net cash used in investing activities	(62,514)	(70,506)
Cash flows from financing activities:
Repayments of convertible senior notes	—	(36,684)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(24,739)	(106,053)
Proceeds from exercise of stock options	1,938	6,616
Proceeds from employee stock purchase plan	24,151	23,167
Net cash (used in) provided by financing activities	1,350	(112,954)
Effect of foreign exchange on cash, cash equivalents and restricted cash	(5,180)	779
Net increase (decrease) in cash, cash equivalents and restricted cash	129,942	(47,084)
Cash, cash equivalents and restricted cash at beginning of period (1)	509,679	566,336
Cash, cash equivalents and restricted cash at end of period (1)	$639,621	$519,252
(1) $1.4 million and $0.6 million of restricted cash was included at April 30, 2022 and January 31, 2022.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended April 30,
(in thousands)	2022	2021
GAAP gross profit	$456,276	$363,836
Add: Stock-based compensation	15,695	11,553
Add: Amortization of acquisition-related intangibles	2,403	3,171
Add: Employer payroll tax on employee stock transactions	791	2,774
Non-GAAP gross profit	$475,165	$381,334
GAAP gross margin	78%	78%
Non-GAAP adjustments	3%	3%
Non-GAAP gross margin	81%	81%

GAAP subscription gross profit	$464,092	$373,864
Add: Stock-based compensation	10,613	6,018
Add: Amortization of acquisition-related intangibles	2,403	3,171
Add: Employer payroll tax on employee stock transactions	508	1,442
Non-GAAP subscription gross profit	$477,616	$384,495
GAAP subscription gross margin	82%	83%
Non-GAAP adjustments	2%	2%
Non-GAAP subscription gross margin	84%	85%

GAAP professional services and other gross loss	$(7,816)	$(10,028)
Add: Stock-based compensation	5,082	5,535
Add: Employer payroll tax on employee stock transactions	283	1,332
Non-GAAP professional services and other gross loss	$(2,451)	$(3,161)
GAAP professional services and other gross margin	(40)%	(58)%
Non-GAAP adjustments	27%	40%
Non-GAAP professional services and other gross margin	(13)%	(18)%

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Reconciliation of operating expenses:

	Three Months Ended April 30,
(in thousands)	2022	2021
GAAP sales and marketing	$300,697	$239,119
Less: Stock-based compensation	(47,431)	(38,135)
Less: Amortization of acquisition-related intangibles	(3,205)	(3,358)
Less: Employer payroll tax on employee stock transactions	(2,290)	(6,778)
Non-GAAP sales and marketing	$247,771	$190,848
GAAP sales and marketing as a percentage of revenue	51%	51%
Non-GAAP sales and marketing as a percentage of revenue	42%	41%

GAAP research and development	$112,227	$85,416
Less: Stock-based compensation	(32,205)	(20,462)
Less: Employer payroll tax on employee stock transactions	(1,533)	(4,176)
Non-GAAP research and development	$78,489	$60,778
GAAP research and development as a percentage of revenue	19%	18%
Non-GAAP research and development as a percentage of revenue	13%	13%

GAAP general and administrative	$62,578	$50,038
Less: Stock-based compensation	(15,392)	(10,986)
Less: Employer payroll tax on employee stock transactions	(485)	(2,555)
Non-GAAP general and administrative	$46,701	$36,497
GAAP general and administrative as a percentage of revenue	11%	11%
Non-GAAP general and administrative as a percentage of revenue	8%	8%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended April 30,
(in thousands)	2022	2021
GAAP loss from operations	$(19,226)	$(10,737)
Add: Stock-based compensation	110,723	81,136
Add: Amortization of acquisition-related intangibles	5,608	6,529
Add: Employer payroll tax on employee stock transactions	5,099	16,283
Non-GAAP income from operations	$102,204	$93,211
GAAP operating margin	(3)%	(2)%
Non-GAAP adjustments	20%	22%
Non-GAAP operating margin	17%	20%

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Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended April 30,
(in thousands, except per share data)	2022	2021
GAAP net loss	$(27,373)	$(8,354)
Add: Stock-based compensation	110,723	81,136
Add: Amortization of acquisition-related intangibles	5,608	6,529
Add: Employer payroll tax on employee stock transactions	5,099	16,283
Add: Amortization of debt discount and issuance costs	1,284	1,319
Less: Fair value adjustments to strategic investments	(340)	(5,119)
Add: Income tax effect of non-GAAP adjustments (1)	(17,522)	—
Non-GAAP net income	$77,479	$91,794

Numerator:
Non-GAAP net income	$77,479	$91,794
Add: Interest expense on convertible senior notes	(18)	36
Non-GAAP net income attributable to common stockholders, diluted	$77,461	$91,830

Denominator:
Weighted-average common shares outstanding, basic	199,666	194,342
Effect of dilutive securities	6,309	13,539
Non-GAAP weighted-average common shares outstanding, diluted	205,975	207,881

GAAP net loss per share, basic and diluted	$(0.14)	$(0.04)
Non-GAAP net income per share, basic	0.39	0.47
Non-GAAP net income per share, diluted	0.38	0.44
(1) Represents the income tax adjustment using our estimated non-GAAP tax rate of 20%. Estimating a non-GAAP tax rate of 20%, the income tax effect of non-GAAP adjustments for the three months ended April 30, 2021 was $16.8 million.

Computation of free cash flow:

	Three Months Ended April 30,
(in thousands)	2022	2021
Net cash provided by operating activities	$196,286	$135,597
Less: Purchases of property and equipment	(21,709)	(12,596)
Non-GAAP free cash flow	$174,577	$123,001
Net cash used in investing activities	$(62,514)	$(70,506)
Net cash (used in) provided by financing activities	$1,350	$(112,954)

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Computation of billings:

	Three Months Ended April 30,
(in thousands)	2022	2021
Revenue	$588,692	$469,078
Add: Contract liabilities and refund liability, end of period	1,074,460	857,969
Less: Contract liabilities and refund liability, beginning of period	(1,049,106)	(800,940)
Add: Contract assets and unbilled accounts receivable, beginning of period	18,273	21,021
Less: Contract assets and unbilled accounts receivable, end of period	(18,756)	(19,737)
Non-GAAP billings	$613,563	$527,391